Exhibit 4.4

AGENT'S WARRANT CERTIFICATE

THE AGENT'S WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME) , 200

Agent's Warrant CertificateNumber	_______AGENT'S WARRANTS ("Agent's Warrants") entitling the holder to acquire, subject to adjustment, one share of common stock for every one Agent Warrant represented hereby

ORAGENICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS IS TO CERTIFY THAT Haywood Securities Inc., of 2000, 400 Burrard Street, Vancouver, British Columbia (hereinafter referred to as the "holder") is the registered holder of the number of Agent's Warrants to purchase shares of common stock ("Common Shares") of Oragenics, Inc. (the "Company") as set forth in this Agent's Warrant certificate ("Agent's Warrant Certificate"). Each Agent's Warrant represented hereby entitles the holder thereof to acquire one fully paid and non-assessable Common Share in the capital of the Company without par value (an "Agent's Warrant Share"), as such shares were constituted on , 2002 in the manner and subject to the restrictions and adjustments set forth herein at any time and from time to time until 4:30 p.m. (Vancouver time) (the "Time of Expiry") on , 200 (the "Expiry Date"), at a price of US$1.25.

The right to acquire Agent's Warrant Shares hereunder may only be exercised by the holder within the time set forth above by duly completing and executing the Exercise Form attached hereto and by surrendering this Agent's Warrant Certificate to Computershare Trust Company of Canada ("Computershare") at the principal office of Computershare in the City of Vancouver and remitting a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Company at par where this Agent's Warrant Certificate is so surrendered for the aggregate purchase price of the Agent's Warrant Shares so subscribed for.

These Agent's Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by Computershare at the office referred to above.

Upon surrender of these Agent's Warrants, the person or persons in whose name or names the Agent's Warrant Shares, issuable upon exercise of the Agent's Warrants, are to be issued shall be deemed for all purposes to be the holder or holders of record of such Agent's Warrant Shares and the Company has covenanted that it will cause a certificate or certificates representing such Agent's Warrant Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

If, at the time of exercise by the Warrantholder of any of the Agent's Warrants represented by this Agent's Warrant Certificate, the registration statement filed by the Company under the United States Securities Act of 1933 (the "1933 Act") on ______ is no longer effective, then this Warrant may not be exercised in the United States or by or on behalf of a U.S. person, as such terms are defined in Regulation S under the 1933 Act, unless the Warrantholder has delivered to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the 1933 Act or an available exemption from the registration requirements thereunder.

The registered holder of this Agent's Warrant Certificate may acquire any lesser number of Agent's Warrant Shares than the number of Agent's Warrant Shares which may be acquired for the Agent's Warrants represented by this Agent's Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Agent's Warrant Shares which may be acquired. No fractional Agent's Warrant Shares will be issued.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company including any amalgamation, merger or arrangement, the holders of Agent's Warrants shall, upon exercise of the Agent's Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Agent's Warrants immediately prior to the occurrence of those events.

The registered holder of this Agent's Warrant Certificate may at any time prior to the Expiry Date upon surrender hereof to the Computershare at its principal office in the City of Vancouver, exchange this Agent's Warrant Certificate for other certificates entitling the holder to acquire in the aggregate the same number of Agent's Warrant Shares as may be acquired under this Agent's Warrant Certificate.

The holding of the Agent's Warrants evidenced by this Agent's Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as expressly provided in this Agent's Warrant Certificate.

Time shall be of the essence hereof. This Agent's Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as a British Columbia contract.

IN WITNESS WHEREOF the Company has caused this Agent's Warrant Certificate to be signed by its duly authorized officers as of , 2002.

ORAGENICS, INC.

By:     _____________________________________
          President and Chief Executive Officer

EXERCISE FORM

TO:       Computershare Trust Company of Canada

AND:    Oragenics, Inc.

(a)   The undersigned hereby exercises the right to acquire Common Shares of Oragenics, Inc. (or such number of other securities or property to which such Agent's Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Agent's Warrant Certificate) and encloses cash or a bank draft, certified cheque or money order in lawful money of the United States payable to Oragenics, Inc.

(b)   The Common Shares (or other securities or property) are to be issued as follows:

Name:   _______________________________________________
              (print clearly)

Address in full: __________________________________________

Number of Common Shares: _______________________________

Note:   If further nominees intended, please attach (and initial) schedules giving these particulars.

Such securities (please check one):

(a)   *_____________ should be sent by first class mail to the following address:

OR

(b)   *_____________ should be held for pick up at the office of Computershare at which this Agent's Warrant Certificate is deposited.

If the number of Agent's Warrants exercised is less than the number of Agent's Warrants represented hereby, the undersigned requests that the new Agent's Warrant Certificate representing the balance of the Agent's Warrants be registered in the name of *_____________.

Such securities (please check one):

(a)   *_____________ should be sent by first class mail to the following address:

OR

(b)   *_____________ should be held for pick up at the office of Computershare at which this Agent's Warrant Certificate is deposited.

If, at the time of exercise hereunder, the registration statement filed by Oragenics, Inc. under the United States Securities Act of 1933 (the "1933 Act") on ________ is no longer effective, then the undersigned represents, warrants and certifies as follows (if the registration statement is no longer effective, one of the following must be checked):

(A)   *_____________ the undersigned holder at the time of exercise of the Agent's Warrant is not in the United States, is not a "U.S. person" as defined in Regulation S under the 1933 Act and is not exercising the Agent's Warrant on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this subscription form in the United States; OR

(B)   *_____________ the undersigned holder has delivered to the Company and the Company's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

The undersigned holder understands that unless Box(A) above is checked, the certificate representing the Common Shares issued upon exercise of the Agent's Warrant will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption form registration is available. A share certificate bearing such a legend is not considered to be good delivery under the Rules and Policies of the TSX Venture Exchange.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the address of the holder noted in the Agent's Warrant Certificate.

DATED the *_____________ day of *_____________, *_____________

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Signature Guaranteed                                                                                       (Signature of Warrantholder)

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Print full name

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